Exhibit 1

CUSIP No. 89413J102	13D	Page 1 of 2 Pages

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Ocera Therapeutics, Inc.

EXECUTED this 10th day of February, 2017.

/s/ James E. Thomas	February 10, 2017
James E. Thomas
Manager of Thomas, McNerney & Partners, LLC, the general partner of Thomas, McNerney & Partners, L.P.

/s/ James E. Thomas	February 10, 2017
James E. Thomas
Manager of TMP Nominee, LLC

/s/ James E. Thomas	February 10, 2017
James E. Thomas
Manager of Thomas, McNerney & Partners, LLC, the general partner of TMP Associates, L.P.

/s/ James E. Thomas	February 10, 2017
James E. Thomas
Manager of Thomas, McNerney & Partners, LLC

/s/ James E. Thomas	February 10, 2017
James E. Thomas
Manager of Thomas, McNerney & Partners II, LLC, the general partner of Thomas, McNerney & Partners II, L.P.

/s/ James E. Thomas	February 10, 2017
James E. Thomas
Manager of TMP Nominee II, LLC

CUSIP No. 89413J102	13D	Page 2 of 2 Pages

/s/ James E. Thomas	February 10, 2017
James E. Thomas
Manager of Thomas, McNerney & Partners II, LLC, the general partner of TMP Associates II, L.P.

/s/ James E. Thomas	February 10, 2017
James E. Thomas
Manager of Thomas, McNerney & Partners II, LLC

/s/ James E. Thomas	February 10, 2017
James E. Thomas